Exhibit 99.1

Switch and Data Reports Fourth Quarter and Full Year 2008 Financial and Operating Results

  2008 Revenue Increased 25%
  2008 EBITDA Increased 33%
  4Q08 Revenue and EBITDA Increased 22% and 25%

TAMPA, Fla.--(BUSINESS WIRE)--February 17, 2009--Switch & Data Facilities Company, Inc. (NASDAQ:SDXC), a leading provider of network neutral data center and Internet exchange services, today reported strong financial results for the three months and for the year ended December 31, 2008.

“In 2008 we delivered strong revenue and EBITDA growth,” stated Keith Olsen, Switch and Data President and CEO. “We continue to balance the counteracting dynamics of economic headwinds and strength in market demand. Our outlook for growth in 2009 is centered on continued strength in demand for our services.”

Fourth Quarter 2008

Total revenues for the fourth quarter ended December 31, 2008 increased 22% to $45.8 million from $37.5 million in the comparable period in 2007. Recurring revenues, which consist of colocation and interconnection services, were $42.9 million in the fourth quarter 2008, an increase of 22% over the same period in the prior year. Non-recurring revenues in the fourth quarter 2008, representing one time installation fees and services, were $2.8 million compared to $2.2 million in the prior year.

EBITDA, which the Company defines as operating income from continuing operations, plus depreciation and amortization, stock-based compensation expense and other non-cash items such as deferred rent, increased 25% to $15.8 million in the fourth quarter of 2008 as compared to $12.7 million in the comparable period in 2007. EBITDA margins increased to 34.6% in the fourth quarter, from 33.8% in the comparable period in 2007. (A reconciliation between GAAP information and non-GAAP information contained in this press release can be found in the table immediately following the Consolidated Statements of Cash Flow, as well as on the Company’s website in the Investor Relations section.)

Expenses

Cost of revenues, excluding depreciation and amortization, for the fourth quarter 2008 was $24.4 million as compared to $18.5 million for the fourth quarter 2007. The increase is primarily due to rent, utility and personnel expense increases commensurate with facility expansion and revenue growth. As a percentage of revenues, cost of revenues was 53.3% in the fourth quarter of 2008 as compared to 49.3% in the same period of the prior year.

Sales and marketing costs for the fourth quarter 2008 were $5.0 million as compared to $4.6 million in the comparable quarter in 2007. General and administrative expenses were $4.6 million for the fourth quarter as compared to $3.6 million for the fourth quarter 2007. The increases are primarily from an increase in personnel related costs including wages, commissions, and non-cash stock-based compensation. Total stock based compensation expense was $1.6 million in the fourth quarter of 2008.

Full Year 2008

For the year ended December 31, 2008 total revenue increased 25% to $171.5 million. Recurring revenue was $161.7 million, an increase of 24% over the comparable period in 2007. For the year ended December 31, 2008, non-recurring revenue was $9.8 million, an increase of 31% over the same period in the prior year.

For the year ended December 31, 2008, cost of revenues, excluding depreciation and amortization, was $90.1 million, up from $71.0 million for the year ended December 31, 2007. As a percentage of revenues, cost of revenues was 52.5% in 2008 as compared to 51.6% in the same period of the prior year. For the year ended December 31, 2008, sales and marketing costs were $19.7 million as compared to $16.3 million for the same period in 2007. For the year ended December 31 2008 general and administrative expenses were $17.7 million as compared to $15.0 million for year ended December 31, 2007.

For the year ended December 31, 2008, EBITDA increased 33% over full year 2007 to $56.6 million from $42.5 million.

The net loss for the year was $7.0 million. This included a $6.8 million expense to record the change in the current fair value of the Company’s interest rate swaps.

Balance Sheet and Cash Flow

The Company had cash and cash equivalents of $14.7 million on December 31, 2008. Bank debt outstanding on December 31, 2008 was $120.0 million.

Capital expenditures were $37.1 million and $154.7 million for the three months and for the year ended December 31, 2008, respectively.

Business Outlook

The Company expects the following financial results for 2009:

  Total revenues are expected to be in the range of $207 to 210 million
  EBITDA for the year is expected to be between $71 to 73 million
  Capital expenditures are projected at $75 million

Switch and Data does not provide forward-looking guidance for certain financial data, such as depreciation, amortization, net income (loss) from operations, cash generated from operating activities and cash used in investing activities and, as a result, is not able to provide a reconciliation of GAAP to non-GAAP financial measures for forward-looking data. The Company intends to calculate the various non-GAAP financial measures in future periods consistent with the calculation method utilized for the three months ended December 31, 2008 as presented within this press release.

Conference Call Info

The Company will host a conference call to discuss fourth quarter 2008 results on Tuesday, February 17, 2009 at 4:31 p.m. ET. To listen to the conference call live, please dial 888-680-0878 or 617–213-4855 (international callers) and reference Passcode 35864157. The conference call will be webcast and can be accessed from the Company’s website at www.switchanddata.com in the Investor Relations section. A replay of the conference call will be available for one week beginning at 6:31 p.m. ET on Tuesday, February 17, 2009 until 11:59 p.m. ET on February 24, 2009. The replay can be accessed by calling 888-286-8010 or 617-801-6888 (international) and referencing Passcode 51913488. In addition, the webcast will be archived on the Company’s website at www.switchanddata.com.

About the Company

Switch and Data is a premier provider of network-neutral data centers that house, power, and interconnect the Internet. Leading content companies, enterprises, and communications service providers rely on Switch and Data to connect to customers and exchange Internet traffic. Switch and Data has built a reputation for world-class service, delivered across the broadest colocation footprint and richest network of interconnections in North America. Switch and Data operates 34 sites in the U.S. and Canada, provides one of the highest customer satisfaction scores for technical and engineering support in the industry, and is home to PAIX(R) - the world's first commercial Internet exchange. A copy of all press releases and SEC filings as well as additional information about Switch and Data, can be found on the company website at www.switchanddata.com.

Forward-Looking Statements

Certain statements herein are “forward-looking statements.” Such forward-looking statements are not historical facts but instead reflect Switch and Data’s current expectations or beliefs concerning future events and results of operations, many of which, by their nature, are inherently uncertain and outside of Switch and Data’s control. It is possible that actual results may differ, possibly materially, from those anticipated in these forward-looking statements. The information set forth under the caption “Business Outlook” are forward-looking statements. Words such as expects, believes, estimates, anticipates and similar language indicates forward-looking statements. Further information concerning Switch and Data and its business, including factors that potentially could materially affect Switch and Data's financial results and conditions, as well as its other achievements, are contained in Switch and Data's filings with the Securities and Exchange Commission. Switch and Data does not undertake to publicly update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Switch & Data Facilities Company, Inc.
Consolidated Statement of Operations
(in thousands, except earnings per share)
(Unaudited)

	For the three months ended December 31,		For the year ended December 31,
	2007	2008	2007	2008
Revenues	$37,497	$45,774	$137,530	$171,525
Costs and operating expenses
Cost of revenues, exclusive of depreciation and amortization	18,481	24,377	70,986	90,122
Sales and marketing	4,610	4,993	16,313	19,670
General and administrative	3,642	4,564	15,039	17,659
Depreciation and amortization	6,960	9,954	25,584	30,716
Lease litigation settlement	-	-	2,600	-
Total costs and operating expenses	33,693	43,888	130,522	158,167
Operating income	3,804	1,886	7,008	13,358
Interest income	579	74	1,808	1,587
Interest expense	(1,737)	(10,329)	(6,622)	(19,193)
Loss from debt extinguishment	-	-	(2,809)	(695)
Other expense, net	(29)	(113)	(305)	(768)
Income (loss) from continuing operations before income taxes	2,617	(8,482)	(920)	(5,711)
Provision for income taxes	(146)	0	(263)	(1,324)
Income (loss) from continuing operations	2,471	(8,482)	(1,183)	(7,035)
Income from discontinued operations	9	-	397	-
Net income (loss)	2,480	(8,482)	(786)	(7,035)
Preferred stock accretions and dividends	-	-	(227,522)	-
Net income (loss) attributable to common stockholders	$2,480	$(8,482)	$(228,308)	$(7,035)

Income (loss) per share—basic
Continuing operations attributable to common stockholders	$0.07	$(0.25)	$(5.49)	$(0.20)
Discontinued operations	0.00	-	0.01	-
Net income (loss) attributable to common stockholders	$0.07	$(0.25)	$(5.48)	$(0.20)

Weighted average shares outstanding	34,246	34,563	41,626	34,369

Income (loss) per share—diluted
Continuing operations attributable to common stockholders	$0.07	$(0.25)	$(5.49)	$(0.20)
Discontinued operations	0.00	-	0.01	-
Net income (loss) attributable to common stockholders	$0.07	$(0.25)	$(5.48)	$(0.20)

Weighted average shares outstanding	34,864	34,563	41,626	34,369

Switch & Data Facilities Company, Inc.
Consolidated Balance Sheet
(in thousands)
(Unaudited)

	December 31,	December 31,
	2007	2008
Assets
Current assets
Cash and cash equivalents	$45,595	$14,706
Accounts receivable, net of allowance for bad debts
of $415 and $818, respectively	9,029	11,497
Prepaids and other assets	1,468	2,429
Total current assets	56,092	28,632
Property and equipment, net	114,803	270,286
Goodwill	36,023	36,023
Other intangible assets, net	23,287	18,575
Other long-term assets, net	2,485	5,349
Total assets	$232,690	$358,865

Liabilities, Preferred Stock and Stockholders’ Equity
Current liabilities
Accounts payable and accrued expenses	$26,859	$34,131
Derivative Liability	624	7,434
Current portion of unearned revenue	3,567	3,629
Current portion of deferred rent	363	455
Current portion of customer security deposits	936	547
Current portion of long-term debt	3,750	-
Total current liabilities	36,099	46,196
Unearned revenue, less current portion	2,073	1,858
Deferred rent, less current portion	12,882	18,587
Customer security deposits, less current portion	93	376
Long-term debt, less current portion	34,439	120,000
Long-term portion of capital lease obligation	22,049	50,927
Total liabilities	107,635	237,944

Commitments and contingencies
Stockholders’ equity
Common stock (Successor), $0.0001 par value, authorized 200,000 shares; 34,311 and 34,563 issued and outstanding as of
December 31, 2007 and December 31, 2008, respectively	3	3
Preferred stock (Successor), $0.0001 par value, authorized 25,000
shares; no shares issued	-	-
Unearned stock compensation	(15)	-
Additional paid-in capital	340,520	347,909
Accumulated deficit	(217,573)	(224,534)
Accumulated other comprehensive income (loss)	2,120	(2,457)
Total stockholders’ equity	125,055	120,921
Total liabilities, preferred stock and stockholders’ equity	$232,690	$358,865

Switch & Data Facilities Company, Inc.
Condensed Consolidated Statement of Cash Flows
(in thousands)
(Unaudited)

	For the year ended December 31,
	2007	2008
Cash flows from operating activities:
Net loss	$(786)	$(7,035)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation	18,286	26,624
Amortization of debt issuance costs	417	667
Amortization of other intangible assets	7,288	4,092
Loss on debt extinguishment	2,359	695
Stock compensation expense	4,085	6,314
Provision for bad debts, net of recoveries	(54)	839
Deferred rent	2,203	6,094
Change in fair value of derivative	1,184	6,884
Loss on disposal of fixed assets	3	5
Changes in operating assets and liabilities, net of acquired amounts
Increase in accounts receivable	(1,308)	(3,509)
Increase in prepaids and other assets	(219)	(997)
Increase in other long term assets	(41)	(189)
Increase in accounts payable, accrued expenses, and other liabilities	2,761	5,003
Increase in unearned revenue	2,463	127
Net cash provided by operating activities	38,641	45,614

Cash flows from investing activities:
Purchase of property and equipment	(33,934)	(154,710)
Proceeds from sale of property and equipment	1	-
Net cash used in investing activities	(33,933)	(154,710)

Cash flows from financing activities:
Principal payments under long-term debt	(105,968)	(38,188)
Principal payments under capital lease	(69)	-
Proceeds from long-term debt	-	120,000
Proceeds from exercise of stock options	1,298	997
Excess Tax Benefits from stock-based compensation	139	93
Public offering costs	(1,072)	-
Proceeds from initial public offering, net of commissions	142,290	-
Debt issuance and amendment costs	(55)	(4,039)
Net cash provided by financing activities	36,563	78,863

Net increase (decrease) in cash and cash equivalents	41,271	(30,233)
Effect of exchange rate changes on cash	653	(656)
Cash and cash equivalents:
Beginning of the period	3,671	45,595
End of the period	$45,595	$14,706

Additional Company Information

	For the three months ended December 31,				For the year ended December 31,
(in thousands)	2007		2008		2007		2008
Revenues
Colocation	$23,455	63%	$29,021	64%	$84,617	62%	$108,504	63%
Interconnection	11,856	32%	13,918	30%	45,408	33%	53,192	31%
Recurring Total	$35,311	95%	$42,939	94%	$130,025	95%	$161,696	94%
Non-recurring	2,186	5%	2,835	6%	7,505	5%	9,829	6%
Total	$37,497	100%	$45,774	100%	$137,530	100%	$171,525	100%
	December 31,	December 31,
	2007	2008
Number of cross connects	19,577	21,149
Cabinet equivalents billed	6,883	7,596
Utilization rate	70.6%	58.4%

	For the three months ended
	December 31,	December 31,
	2007	2008
Percentage of incremental sales to existing customers	81%	84%
Churn as a percentage of recurring revenues	1.2%	1.5%
New Sales (in thousands):
Recurring revenue *	$878	$1,305
Non-recurring revenue **	1,741	1,717
New Sales	$2,619	$3,022

*Recurring revenues represent new service agreements entered into by new and existing customers during the given quarter. Revenues from these agreements will recur monthly over the life of the agreement.

**Non-recurring revenues represent the one-time installation fees associated with new service agreements. These one-time fees are billed to customers upon completion of the installation service and such revenues are recognized on a straight-line basis over the life of the agreement.

EBITDA Reconciliation

The following is a reconciliation of the Company’s operating income (loss) for the three months and for the years ended December 31, 2007 and December 31, 2008 to EBITDA.

Switch and Data uses EBITDA:

  As measurements of operating performance because they assist management in comparing the results on a consistent basis as they remove the impact of items not directly resulting from operations;
  For planning purposes, including the preparation of its internal annual operating budget;
  To establish targets for certain management compensation; and
  To evaluate the Company’s capacity to incur and service debt, fund capital expenditures and expand the business.

EBITDA as calculated by the Company is not necessarily comparable to similarly titled measures used by other companies. In addition, EBITDA: (a) does not represent net income or cash flows from operating activities as defined by GAAP; (b) is not necessarily indicative of cash available to fund the Company’s cash flow needs; and (c) should not be considered as alternatives to net income, operating income, cash flows from operating activities or the Company’s other financial information as determined under GAAP.

The Company prepares EBITDA by adjusting EBITDA to eliminate the impact of a number of items that it does not consider indicative of its core operating performance. Investors are encouraged to evaluate each adjustment and the reasons the Company considers them appropriate. As an analytical tool, EBITDA is subject to all of the limitations applicable to EBITDA. In addition, in evaluating EBITDA, investors should be aware that in the future the Company may incur expenses similar to the adjustments in this presentation. Switch and Data’s presentation of EBITDA should not be construed as an implication that its future results will be unaffected by unusual or non-recurring items.

	For the three months ended December 31,		For the year ended December 31,
(in thousands)	2007	2008	2007	2008
Operating income	$3,804	$1,886	$7,008	$13,358
Depreciation and amortization	6,960	9,954	25,584	30,716
Lease litigation settlement accrual	-	-	2,600	-
Deferred rent expense, non-cash (1)	816	2,385	2,531	6,094
Loss (gain) on disposal of fixed assets (2)	(6)	(2)	41	4
Stock-based compensation expense (3)	1,047	1,606	4,085	6,312
Legal expenses for real estate litigation (4)	39	-	656	63
EBITDA	$12,660	$15,829	$42,505	$56,547

Footnotes:

(1) Rent is accrued as a straight-line expense that incorporates future lease cost escalations. The Deferred rent line item on the Statement of Cash Flows accounts for the difference between cash paid for rent and accrued rent expense for the period. Amounts for 2007 are $327 higher than the Statement of Cash Flows to account for discontinued operations deferred rent.

(2) Loss on disposal of fixed assets is a non-cash expense that can be found on the Statement of Cash Flows.

(3) Stock compensation expense is a non-cash accrued expense to the company that can be found on the Statement of Cash Flows.

(4) The Company has incurred legal expenses for lawsuits brought by several landlords for breach of lease agreements. These expenses are included in the General and administrative line item of the Statement of Operations.

CONTACT:
Switch & Data Facilities Company, Inc.
Investor Relations:
Kathleen Heaney, 203-803-3585
ir@switchanddata.com